Exhibit 99.1

AÉROPOSTALE REPORTS RESULTS FOR SECOND QUARTER

New York, New York, August 18, 2011 -- Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual apparel for young women and men, today reported results for the second quarter of fiscal 2011, and provided guidance for the third quarter of fiscal 2011.

Second Quarter Performance
Diluted net earnings per share for the second quarter were $0.04 per diluted share, which included a non-recurring pre-tax benefit to the Company’s gross profit of $8.7 million, or $0.06 per diluted share, resulting from the resolution of a dispute with one of the Company’s merchandise vendors, surrounding prior period allowances. The Company reported net earnings of $0.46 per diluted share in the second quarter last year.

For the second quarter of fiscal 2011 net sales decreased 5% to $468.2 million, from $494.7 million in the year ago period. Same store sales for the second quarter decreased 14%, compared to a same store sales increase of 4% last year. Year to date net sales decreased 2% to $937.4 million, from $958.3 million in the year ago period. Year to date, same store sales decreased 10%, compared to a same store sales increase of 5% in the year ago period.

E-commerce
Total net sales from the Company’s e-commerce business for the second quarter of fiscal 2011 increased 20% to $25.1 million, from $20.9 million in the year ago period.

Cash Positioning and Share Repurchase Program
The Company ended the quarter with cash and cash equivalents of $73.1 million, and no debt. The Company currently has $145.2 million of availability remaining under its share repurchase program.

Store Growth and Capital Spending
The company opened 7 Aéropostale and 10 P.S. from Aéropostale stores, and closed 2 Aéropostale stores during the quarter. For the second quarter the company incurred $21.1 million in capital expenditures.

Third Quarter Guidance
For the third quarter of fiscal 2011, the Company expects net earnings in the range of $0.09 to $0.15 per diluted share, compared to net earnings of $0.63 per diluted share in the same period last year.

Thomas P. Johnson, Chief Executive Officer, commented, “Our outlook for the third quarter reflects challenging sales and margin trends, as well as an uncertain macroeconomic environment.  While we are very disappointed with our current performance, we are working diligently to integrate the right balance of fashion into our assortment.  Additionally, we will find new ways to connect with our customer, and amplify our fashion message. I am very confident that the strategies we have in place and the tenacity of our organization will position us for future growth and success.”

Conference Call Information
The Company will be holding a conference call today at 4:15 P.M EDT to review its second quarter results. The broadcast will be available through the ‘Investor Relations’ link at www.aeropostale.com and www.fulldisclosure.com.  To listen to the broadcast your computer must have Windows Media Player installed. If you do not have Windows Media Player go to the latter site prior to the call, where you can download the software for free.

About Aéropostale, Inc.
Aéropostale, Inc. is a mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale® stores and 7 to 12 year-old kids through its P.S. from Aéropostale® stores. The Company provides customers with a focused selection of high-quality, active-oriented, fashion and fashion basic merchandise at compelling values. Aéropostale® maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aéropostale® products can only be purchased in its Aéropostale stores and online at www.aeropostale.com. P.S. from Aéropostale® products can be purchased in P.S. from Aéropostale® stores and online at www.ps4u.com. The Company currently operates 916 Aéropostale stores in 49 states and Puerto Rico, 63 Aéropostale stores in Canada and 64 P.S. from Aéropostale stores in 17 states.

THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS.  ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

EXHIBIT A

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	July 30, 2011	January 29, 2011	July 31, 2010

ASSETS
Current Assets:
Cash and cash equivalents	$73,077	$265,553	$297,466
Merchandise inventory	248,491	156,596	215,457
Other current assets	79,241	47,416	72,185
Total current assets	400,809	469,565	585,108

Fixtures, equipment and improvements, net	316,000	299,242	273,206

Other assets	5,186	4,390	8,102

TOTAL ASSETS	$721,995	$773,197	$866,416

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$159,805	$103,014	$140,950
Accrued expenses	75,249	113,088	114,158
Total current liabilities	235,054	216,102	255,108

Other non-current liabilities	129,854	124,458	113,817

Stockholders’ equity	357,087	432,637	497,491

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$721,995	$773,197	$866,416

EXHIBIT B

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
SELECTED STORE DATA

(in thousands, except per share and store data)

	13 weeks ended
	July 30, 2011		July 31, 2010
		% of sales		% of sales

Net sales	$468,191	100.0%	$494,706	100.0%

Cost of sales (including certain buying, occupancy and warehousing expenses)	354,156	75.6	310,076	62.7

Gross profit	114,035	24.4	184,630	37.3

Selling, general and administrative expenses	108,649	23.2	113,162	22.9

Income from operations	5,386	1.2	71,468	14.4

Interest expense, net	48	0.0	13	0.0

Income before income taxes	5,338	1.2	71,455	14.4

Income taxes	2,397	0.5	27,855	5.6

Net income	$2,941	0.7%	$43,600	8.8%

Basic earnings per share	$0.04		$0.47

Diluted earnings per share	$0.04		$0.46

Weighted average basic shares	80,729		93,473

Weighted average diluted shares	81,259		94,589

STORE DATA:

Comparable store sales (decrease) increase	(14)%		4%

Stores open at end of period	1,042		983

Total square footage at end of period	3,836,721		3,543,742

Average square footage during period	3,820,432		3,514,103

EXHIBIT C

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
SELECTED STORE DATA

(in thousands, except per share and store data)

	26 weeks ended
	July 30, 2011		July 31, 2010
		% of sales		% of sales

Net sales	$937,374	100.0%	$958,347	100.0%

Cost of sales (including certain buying, occupancy and warehousing expenses)	686,681	73.3	590,898	61.7

Gross profit	250,693	26.7	367,449	38.3

Selling, general and administrative expenses	217,731	23.2	220,830	23.0

Income from operations	32,962	3.5	146,619	15.3

Interest expense, net	115	0.0	40	0.0

Income before income taxes	32,847	3.5	146,579	15.3

Income taxes	13,539	1.4	57,595	6.0

Net income	$19,308	2.1%	$88,984	9.3%

Basic earnings per share	$0.24		$0.95

Diluted earnings per share	$0.23		$0.94

Weighted average basic shares	81,667		93,692

Weighted average diluted shares	82,352		94,766

STORE DATA:

Comparable store sales (decrease) increase	(10)%		5%

Average square footage during period	3,778,964		3,482,833